    As filed with the Securities and Exchange Commission on August 17, 1999
                                                          Registration No.  333-
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                                   FORM S-8
                         REGISTRATION STATEMENT UNDER
                          THE SECURITIES ACT OF 1933

                                 Depomed, Inc.
            ------------------------------------------------------
            (Exact Name of Registrant as Specified in Its Charter)

          California                                    94-3229046
-----------------------------                   ---------------------------
(State or Other Jurisdiction                         (I.R.S. Employer
    of Incorporation or                             Identification No.)
      Organization)

               366 Lakeside Drive, Foster City, California 94404
            ------------------------------------------------------
                   (Address of Principal Executive Offices)

                  Amended and Restated 1995 Stock Option Plan
             ------------------------------------------------------
                           (Full Title of the Plan)

                                 John W. Fara
                     President and Chief Executive Officer
                              366 Lakeside Drive
                        Foster City, California  94404
            ------------------------------------------------------
                    (Name and Address of Agent For Service)

                                (650) 513-0990
            ------------------------------------------------------
         (Telephone Number, including Area Code, of Agent For Service)

                                   Copy to:

                              Stephen C. Ferruolo
                        Heller Ehrman White & McAuliffe
                             525 University Avenue
                       Palo Alto, California  94301-1908
                           Telephone: (650) 324-7000
                           Facsimilce: (650) 324-0638

                        CALCULATION OF REGISTRATION FEE

=========================================================================================================================
                                                                     Proposed            Proposed
                                                                     Maximum              Maximum
                                                 Amount              Offering            Aggregate          Amount of
           Title of Securities                    to be               Price              Offering         Registration
             to be Registered                  Registered           per Share(1)            Price               Fee
-------------------------------------------------------------------------------------------------------------------------
Common Stock, no par value, issuable             800,000             $ 2.125              $ 1,700,000      $  473
under Amended and Restated 1995 Stock
               Option Plan

=========================================================================================================================

(1) Estimated solely for the purpose of computing the amount of registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, based on the average of the high and low prices of the Registrant's Common Stock reported on the American Stock Exchange on August 12, 1999.
================================================================================

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  Incorporation Of Documents By Reference

     The following documents filed or to be filed with the Securities and Exchange Commission (the "Commission") by the registrant are incorporated by reference in this registration statement:

     (a) The registrant's latest annual report (Form 10-KSB) filed pursuant to
Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the Exchange Act), the registrant's latest quarterly report (Form 10-QSB) filed pursuant to Section 13(a) or 15(d) of the Exchange Act, or the latest prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the Securities Act), that contains audited financial statements for the registrant's latest fiscal year for which such statements have been filed;

     (b) All other reports filed by the registrant pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report or prospectus referred to in (a) above;

     (c) The description of the Common Stock of the registrant contained in the registrant's registration statement filed under the Exchange Act registering such Common Stock under Section 12 of the Exchange Act; and

     (d) All documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold.

ITEM 4.  Description of Securities.

     Not applicable.

ITEM 5.  Interests of Named Experts and Counsel.

     Julian N. Stern, the Secretary of the Company, is the owner of 83,333 shares of Common Stock and is the sole stockholder and employee of a professional corporation that is a partner of Heller Ehrman White & McAuliffe.

ITEM 6.  Indemnification of Directors and Officers

     Pursuant to Section 204(a) and 317 of the California Corporations Code, as amended, the registrant has included in its articles of incorporation and bylaws provisions regarding the indemnification of officers and directors of the registrant. Article Four of registrant's Amended and Restated Articles of Incorporation provides as follows:

     "The liability of the directors of this corporation for monetary damages shall be eliminated to the fullest extent permissible under California law. This corporation is also authorized, to the fullest extent permissible under California law, to indemnify its agents (as defined in Section 317 of the California Corporations Code), whether by bylaw, agreement or otherwise, in excess of the indemnification expressly permitted by Section 317 and to advance defense expenses to its agents in connection with such matters as they are incurred, subject to the limits on such excess idemnification set forth in
Section 204 of the California Corporations Code. If, after the effective date of this Article, California law is amended in a manner which permits a corporation to limit the monetary or other liability of its directors or to authorize indemnification of, or advancement of such defense expense to, its directors or other persons, in any such case to a greater extent than is permitted on such effective date, the references in this Article to "California law" shall to that extent be deemed to refer to California law as so amended."

     Section 29 of the registrant's Bylaws, as amended, provides as follows:

     "29.  Indemnification of Directors and Officers.

     (a) Indemnification. To the fullest extent permissible under California law, the corporation shall indemnify its directors and officers against all expenses, judgment, fines, settlement and other amounts actually and reasonably incurred by them in connection with any proceeding, including an action by or in the right of the corporation, by reason of the fact that such person is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director, officer, trustee, employee or agent of another corporation, or of a partnership, joint venture, trust or other enterprise (including service with respect to employee benefit plans). To the fullest extent permissible under California law, expenses incurred by a director or officer seeking indemnification under this bylaw in defending any proceeding shall be advanced by the corporation as they are incurred upon receipt by the corporation of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that the director or officer is not entitled to be indemnified by the corporation for those expenses. If, after the effective date of this bylaw, California law is amended in a manner which permits the corporation to authorize indemnification of or advancement of expenses to its directors or officers, in any such case to a greater extent than is permitted on such effective date, the references in this bylaw to "California law" shall to that extent be deemed to refer to California law as so amended. The rights granted by this bylaw are contractual in nature and, as such, may not be altered with respect to any present or former director or officer without the written consent of that person.

     (b) Procedure. Upon written request to the Board of Directors by a person seeking indemnification under this bylaw, the Board shall promptly determine in accordance with Section 317(e) of the California Corporations Code whether the applicable standard of conduct has been met and, if so, the Board shall authorize indemnification. If the Board cannot authorize indemnification because the number of directors who are parties to the proceeding with respect to which indemnification is sought prevents the formation of a quorum of directors who are not parties to the proceeding, then, upon written request by the person seeking indemnification, independent legal counsel (by means of a written opinion obtained at the corporation's expense) or the corporation's shareholders shall determine whether the applicable standard of conduct has been met and, if so, shall authorize indemnification.

     (c) Definitions. The term "proceeding" means any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative. The term "expenses" includes, without limitation, attorney's fees and any expenses of establishing a right to indemnification."

     The registrant has entered into indemnification agreements with each of its current directors and officers pursuant to the foregoing provisions.

Item 7.  Exemption from Registration Claimed

         Not applicable.

Item 8.  Exhibits

           5.1   Opinion of of Heller Ehrman White & McAuliffe

          10.1  Amended and Restated 1995 Stock Option Plan

          23.1  Consent of Ernst & Young LLP, Independent Auditors

          23.2  Consent of Heller Ehrman White & McAuliffe (filed as part of
                Exhibit 5.1)

          24.1  Power of Attorney (See page II-4)

Item 9.  Undertakings

     A.   The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs A(1)(i) and A(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     B. The undersigned registrant hereby undertakes that, for purposes of determining liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Foster City, State of California, on this 16th day of August, 1999.

                                 DEPOMED, INC.



                                 By:  /s/ John W. Fara
                                      ---------------------------
                                      John W. Fara
                                      President and Chief Executive Officer

                      POWER OF ATTORNEY TO SIGN AMENDMENT
                      -----------------------------------

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint John W. Fara and John F. Hamilton with full power of substitution, such person's true and lawful attorneys-in-fact and agents for such person in such person's name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement on Form S-8 and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully, to all intents and purposes, as he or such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

          Signature                                   Capacity                                        Date
-----------------------------            -----------------------------------                    ---------------
 /s/ John W. Fara, Ph.D                  President, Chief Executive Officer                     August 16, 1999
-------------------------
     John W. Fara, Ph.D.                 and Director (Principal Executive
                                         Officer)

 /s/ John W. Shell, Ph.D.                Chairman of the Board and Chief Scientific             August 16, 1999
-------------------------
     John W. Shell, Ph.D.                Officer


 /s/ John N. Shell                       Vice President, Operations and Director                August 16, 1999
-------------------------
     John N. Shell

 /s/ John F. Hamilton                     Vice President, Finance and Chief            August 16, 1999
-----------------------------
     John F. Hamilton                     Financial Officer (Principal
                                          Financial and Accounting Officer)


 /s/ G. Steven Burrill                    Director                                     August 16, 1999
-----------------------------
     G. Steven Burrill


 /s/ W. Leigh Thompson, M.D.              Director                                     August 16, 1999
-----------------------------
     W. Leigh Thompson, M.D.

                               Index to Exhibits
                               -----------------


Item
 No.                          Description of Item
----  ----------------------------------------------------------------------

 5.1  Opinion of Heller Ehrman White & McAuliffe

10.1  Amended and Restated 1995 Stock Option Plan

23.1  Consent of Ernst & Young LLP, Independent Auditors

23.2  Consent of Heller Ehrman White & McAuliffe (filed as part of Exhibit 5.1)

24.1  Power of Attorney (See page II-4)